Exhibit 3.46

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 01/11/1994
754011039 – 2367673

CERTIFICATE OF INCORPORATION

OF

BPI ACQUISITION INC.

(a Delaware corporation)

FIRST: The name of the Corporation is BPI Acquisition Inc.

SECOND: The address of the Corporations’ registerered office is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware, and the name of its registered agent thereat is The Practice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delware General Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share.

FIFTH: The name and mailing address of the incorporator is Serge D. Nehama, c/o Hughes Hubbard and Reed, One Battery Park Plaza, New York, New York 10004.

SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve interentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or llimited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment or repeal of the foregoing provisions nor adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation which is inconsistent with the foregoing provisions shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

IN WITNESS WHEREOF, I have made and signed this Certificate of Incorporation this 10th day of January, 1994.

/s/ Serge D. Nehama
Serge D. Nehama Incorporator

2

Certificate of Amendment

of the

Certificate of Incorporation

of

BPI ACQUISITION INC.

BPI Acquisition Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is BPI ACQUISITION INC.

2.	The Certificate of Incorporation of said Corporation was filed with the Office of the Secretary of State for the State of Delaware on January 11, 1994.

3.	The Certificate of Incorporation of the corporation is hereby amended as follows:

Article “FIRST” thereof, which state the name of the corporation as “BPI Acquistion Inc.,” is hereby stricken out and eliminiated and a new Article “FIRST” is hereby substituted and inserted in the place and in lieu thereof, the text of which shall read in full as follows:

“FIRST: The name of the Corporation is BPI Communications Inc.”

4.	The foregoing amendment of the Certificate of Incorporation was duly adopted by the Board of Directors and Stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:05 AM 02/22/1994 944025083 - 2367673

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by R. van den Bergh, a Vice President of the Corporation, on this 17th day of February, 1994.

BPI ACQUISITION INC.

		By:	/s/ R. van den Bergh
R. van den Bergh Vice President
ATTEST

By:	/s/ Serge D. Nehama
Serge D. Nehama
Assistant Secretary

4

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 12/30/1994 950000578 – 2367673

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

VNU ACQUISITION, INC.

INTO

BPI COMMUNICATIONS, INC.

(Pursuant to Section 253 of the General Corporation Law

of the State of Delaware)

BPI COMMUNICATIONS, INC., a corporation organized and existing under the laws of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Corporation was incorporated on January 11, 1994, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of the stock of VNU ACQUISITION, INC., a corporation incorporated on January 11, 1994, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimious written consent of its members, filed with the minutes of the Board on the date hereof, determined to and did merge into itself VNU Acquisition, Inc.,

RESOLVED, that it is advisable and in the best interests of the Corporation and its stockholder that VNU acquisition, Inc., a Delawre corporation, be merged with and into the Corporation, with the Corporation surviving such merger;

RESOLVED, that VNU Acquisition, Inc. be merged with and into the Corporation, with the Corporation surviving such merger, and that the Corporation thereby shall assume all of the rights, claims, assets and properties and all of the liabilities of VNU Acquisition, Inc. (the “Merger”),

RESOLVED, that the following plan of merger effectuating the Merger, be, and it hereby is, authorized, adopted and approved:

FIRST: The name of the corporation to be merged is VNU Acquisition, Inc.

SECOND: The name of the corporation to be merged is BPI Communications, Inc.

THIRD: The designation and number of outstanding shares of VNU Acquisition, Inc. is 1,000 shares of common stock, per value $1.00 per share, and all the shares are owned by BPI Communications, Inc., the surviving corporation.

FOURTH: The terms and conditions of the proposed merger is as follows:

All of the outstainding shares of VNU Acquisition, Inc. will be owned by BPI Communications, Inc. as of the date of filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. Upon consummation of the merger, VNU Acquisition, Inc. will be merged into BPI Communications, Inc. and BPI Communications, Inc. will be the surviving corporation. At such time, all shares of VNU Acquisition, Inc. will be canceled.

FIFTH: BPI Communicatioins, Inc. and VNU Acquisition, Inc. intend that the merger contemplated by this plan of merger shall effect the complete liquidation of VNU Acquisition, Inc. under Section 332 of the Internal Revenue Code of 1986, as amended.

SIXTH: The effective time of the merger shall be as of the close of business on December 31, 1994.

RESOLVED, that the Certificate of Ownership and Merger, in substantially the form presented to the directors of the Corporation as of this date (the “Certificate of Ownership and Merger”), be, and it hereby is, authorized, approved and adopted;

RESOLVED, that each of the directors or officers of the Corporation is hereby authorized and directed to execute and deliver on behalf of the corporation, the Certificate of Ownership and Merger, to be dated and in such form, with such amendments, modifications and supplements as the director(s) or officer(s) executing the same may deem necessary or appropriate (the execution and delivery thereof by such director(s) or (the execution and delivery thereof by such director(s) or officer(s) shall constitute conclusive evidence of his (their)

authority so to do) and to perform any and all such other actions to carry out the intent of the foregoing as each such director or officer deems necessary or appropriate;

RESOLVED, that each of the directors or officers of the Corporation is hereby authorized and directed to execute, acknowledge, file and deliver, directly or through such agents or attorneys-in-fact as any such director or officer may designate or appoint (each such director or officer being hereby authorized to designate or appoint such agents or attorneys-in-fact as such director or officer deems advisable), as may be necessary or advisable, such filings, reports, schedules, statements, consents, contracts, agreements, instruments, certifcates and other documents as they may deem necessary, appropriate or advisable in connection with the Merger and the transactions contemplated thereby, the documents authorized by this resolution to include, without limitation, the Certifcate of Ownership and Merger to be filed with Secretary of State of the State of Delaware and any other document or documents required to effect the Merger by the Genereal Corporation Law of the State of Delaware, each to be dated and in such form, and with such amendments, modifications and supplements as the director(s) or officers(s) executing the same may deem necessary or appropriate (the execution and delivery thereof by such director(s) or officer(s) shall constitute conclusive evidence of his (their) authority so to do), and

RESOLVED, that each of the directors or officers of the Corporation is hereby authorized and directed to do or cause ot be done all such acts or things, to incur or cause to be incurred all such expenses or obligations, and to sign and deliver or cause to be signed and delivered all such documents, instruments or certificates, all in the name and on behalf of the Corporation or otherwise, as such directors or officers may deem necessary, advisable or appropriate to effectuate or carry out the purpose and intent of the foregoing resolutions.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing the merger with the Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Arthur Kingsbury, its President, this 27th day of December, 1994.

BPI COMMUNICATIONS, INC.

By:	/s/ Arthur F. Kingsbury
Name:	Arthur F. Kingsbury
Title:	President

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

BPI COMMUNICATIONS, INC.

The Board of Directors of BPI COMMUNICATIONS, INC., corporation of Delaware, on this 30th day of September, A.D. 1997, do hereby resolved and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The BPI COMMUNICATIONS, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a sesolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Vice President, the 30th day of September, A.D. 1997.

/s/ James A. Ross
Name:	James A. Ross
Title:	Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 10/01/1997 971331050 – 2367673

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/19/1999 991065255 - 2367673

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

POCRAL, INC.

INTO

BPI COMMUNICATIONS INC.

BPI Communications, Inc., a corporation organized and existing under the law as of the State of Delawre DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 11th day of January, 1994, pursuant to the Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Pocral, Inc. a corporation incorporated on the 18th day of August, 1987, pursuant to the Law of the State of Florida.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written concent of its members, filed with the minutes of the Board on the 4th day of January, 1998, determined to and did merge into itself said Pocral, Inc.:

RESOLVED, that BPI Communications Inc. merge, and it hereby does merge into itself said Pocral Inc., and assumes all of its obligations;

FURTHER RESOLVED, that the merger shall be effective on February 12, 1999.

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certifcate of Ownership and Merger setting forth a copy of the resolutions to merge said Pocral Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secreatry of State and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said BPI Communications Inc., has caused this Certifcate to be signed by John Babcock, Jr. its President and attested by Georginia Challis, its Secretary, this 10th day of February, 1999.

BPI COMMUNICATIONS INC.

ATTEST:
by:	/s/ John S. Babcock
John S. Babcock, Jr., President
		by:	/s/ Georgina Challis
Georgina Challis, Secretary

CERTIFCATE OF MERGER

OF

BILL COMMUNICATIONS, INC.

INTO

BPI COMMUNICATIONS INC.

The undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
BPI Communications, Inc.	Delaware
Bill Communications, Inc.	New York

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledge by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of of the merger is BPI Communications Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of BPI Communications Inc., a Delaware corporation which is surviving the merger shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is BPI Communications Inc., 770 Broadway, New York, NY 10003, attn: Legal Dept.

SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation, which is a party to the merger, is as follows:

Corporation	Class	Number of Shares	Par value per share
Bill Communications, Inc.	Common	20,000	$.01 per share

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09 : 00 AM 12/22/2000 001645305 – 2367673

EIGHTH: That this Certificate of Merger shall be effective on December 31, 2000 at 10:30 AM.

Dated: December 21, 2000

BPI COMMUNICATIONS INC.

By:	/s/ Frederick A. Steinmann
Frederick A. Steinmann
Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/22/2000 001645291 – 2367673

CERTIFICATE OF MERGER

OF

VNU BUSINESS MEDIA, INC.

INTO

BPI COMMUNICATIONS INC.

The undersigned corporation, BPI Communications Inc., does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
BPI Communications Inc.	Delaware
VNU Business Media, Inc.	Delaware

SECOND: An Agreement of the Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledge by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is BPI Communications Inc., a Delaware corporation.

FOURTH: That the amendments or changes in the Certificate of Incorporation of BPI Communications Inc., a Delaware corporation which is surviving the merger, that are to be effected by the merger are as follows:

Article “FIRST” thereof, which states the name of the corporation as “BPI Communications Inc. is hereby substituted and inserted in the place and in lieu thereof, the text of which shall read in full as follows:

“FIRST: The name of the Corporation is VNU Business Media, Inc.”

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 770 Broadway, New York, NY 10003, attn: Legal Dept.

SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on December 31, 2000 at 11:00AM.

Dated: December 21, 2000

BPI COMMUNICATIONS INC.

By:	/s/ Frederick A. Steinmann
Frederick A. Steinmann
Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

BPI COMMUNICATIONS, INC.

INTO

VNU BUSINESS MEDIA, INC.

VNU Business Media, Inc., a corporation organized and existing under the laws of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated under the name BPI Acquisitions, Inc. on the 11th day of January 1994, pursuant to the Law of the State of Delaware. On February 22, 1994 the name was changed to BPI Communications Inc. On December 31, 2000, the name was changed to VNU Business Media, Inc.

SECOND: That this corporation owns all of the outstanding shares of the stock of BPI Communications, Inc., a corporation incorporated under the name New BPI, Inc. on the 11th day of December 2000, pursuant to the Law of the State of Delaware. On January 3, 2001 the name was changed to BPI Communications, Inc.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members filed with the minutes of the Board on the 29th day of November, 2001, determined to and will merge into itself said BPI Communications, Inc.:

RESOLVED, that VNU Business Media, Inc. will merge into itself said BPI Communications, Inc., and assumes all of its obligations;

FURTHER RESOLVED, that the merger shall be effective on January 1, 2002.

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said BPI Communications, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said VNU Business Media, Inc. has caused this Certificate to be signed by Frederick A. Steinmann, its Vice President and attested by James A. Ross, its Secretary, this 29th day of November 2001.

VNU BUSINESS MEDIA, INC.		ATTEST:

by:	/s/ Frederick A. Steinmann, V.P.	by:	/s/ James A. Ross
	Frederick A. Steinmann, V.P.		James A. Ross, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:01 PM 12/04/2001 010617305 – 2367673

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

BILL COMMUNICATIONS, INC.

INTO

VNU BUSINESS MEDIA, INC.

VNU Business Media, Inc., a corporation organized and existing under the laws of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated under the name BPI Acquisitions, Inc. on the 11th day of January 1994, pursuant to the Law of the State of Delaware. On February 22, 1994 the name was changed to BPI Communications Inc. On December 31, 2000, the name was changed to VNU Business Media, Inc.

SECOND: That this corporation owns all of the outstanding shares of the stock of Bill Communications, Inc., a corporation incorporated under the name New Bill, Inc. on the 11th day of December 2000, pursuant to the Law of the State of Delaware. On January 3, 2001 the name was changed to Bill Communications, Inc.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 29th day of November, 2001, determined to and will merge into itself said Bill Communications, Inc.

RESOLVED, that VNU Business Media, Inc. will merge into itself said Bill Communications, Inc., and assumes all of its obligations;

FURTHER RESOLVED, that the merger shall be effective on January 1, 2002.

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Bill Communications, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said VNU Business Media, Inc. has caused this Certificate to be signed by Frederick A. Steinmann, its Vice President and attested by James A. Ross, its Secretary, this 29th day of November 2001.

VNU BUSINESS MEDIA, INC.		ATTEST:

by:	/s/ Frederick A. Steinmann
	Frederick A. Steinmann, V.P.	by:	/s/ James Ross
James A. Ross, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:02 PM 12/04/2001 010617307 – 2367673

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

Bill/ACS, Inc.

INTO

VNU Business Media, Inc.

(Pursuant to Section 253 of the General Corporation Law of Delaware) VNU Business Media, Inc., a corporation incorporated on the 11th day of January, 1994, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Bill/ACS, Inc., a corporation incorporated on the 4th day of December, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 20th day of January, 2004, determined to and did merge into itself said Bill/ACS, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Bill/ACS, Inc., a corporation organized and exiting under the laws of the State of Delaware, and

WHEREAS this corporation desires to merge into itself the said Bill/ACS, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

State of Delaware Secretary of State Division of Corporations Delivered 11:31 AM 01/22/2004 FILED 11:31 AM 01/22/2004 SRV 040045997 – 2367673 FILE

NOW THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Bill/ACS, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Bill/ACS, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER REOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said VNU Business Media, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Frederick A. Steinmann, Vice President, an authorized officer this 21st day of January, 2004.

By:	/s/ Fredrick A. Steinmann
Authorized Officer
Name:	Frederick A. Steinmann
Print or Type
Title:	Vice President

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 01/22/2004 FILED 06:55 PM 01/22/2004 SRV 040048402 – 2367673 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION AND

FOREIGN LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264© of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is VNU Business Media, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Sunshine Group Worldwide, LLC a New York limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is VNU Business Media, Inc. and the Certificate of Incorporation of he surviving corporation shall be its Certificate of Incorporation.

FOURTH: The merger is to become effective on January 23, 2004.

FIFTH: The Agreement of Mergers is on file at 770 Broadway, New York, NY 10003, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or partner of any constituent limited liability company.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 22nd day of January A.D., 2004.

By:	/s/ F. A. Steinmann
Authorized Officer
Name:	Fredrick A. Steimann
Print or Type
Title:	Vice President

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

VNU BUSINESS MEDIA, INC

It is hereby certified that:

1. The name of the corporation is VNU Business Media, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the Corporation is Nielsen Business Media, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalities of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: January 24, 2007

/s/ Frederick Steinmann
Frederick A. Steinmann
Vice President